Full Circle Capital Announces $8.25 Million Financing for ProGrade Holdings LLC

RYE BROOK, NY, August 3, 2011 - Full Circle Capital Corporation (NASDAQ: FULL)  today announced the closing of an $8.25 million senior secured credit facility issued to ProGrade Holdings LLC and its affiliates ("ProGrade"), a manufacturer and distributor of small arms ammunition and components.  ProGrade, based in Montana, provides ammunition, accessories and components to retail outlets, ammunition manufacturers, and law enforcement agencies. The financing proceeds will  provide funding for new growth initiatives. ProGrade is a portfolio company of MEP III LP, based in Chicago, Illinois.

About Full Circle: Full Circle Capital Corporation ("Full Circle Capital") is a Rye Brook, New York based closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940 (NASDAQ: FULL). Full Circle Capital lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle Capital's investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company's web site at www.fccapital.com.

Forward-Looking Statements: This press release contains forward-looking statements which relate to future events or Full Circle Capital's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle Capital's filings with the Securities and Exchange Commission. Full Circle Capital undertakes no duty to update any forward-looking statements made herein.

Company Contact:
John E. Stuart, CEO
Full Circle Capital Corporation
914-220-6300
jstuart@fccapital.com

Investor Relations Contacts:
Lippert/Heilshorn & Associates
Stephanie Prince/Jody Burfening
212-838-3777
sprince@lhai.com